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                    CLARIFICATION OF
               AGREEMENT AND PLAN OF MERGER

        Reference is hereby made to the Agreement and Plan of Merger, dated as of August 3, 1995 (the "Merger
Agreement"), by and among Union Pacific Corporation, a Utah corporation ("Parent"), Union Pacific Railroad
Company, a Utah corporation and an indirect wholly owned subsidiary of Parent ("UPRR"), UP Acquisition Corpora-tion, a Delaware corporation and a direct wholly owned subsidiary of UPRR ("Sub"), and Southern Pacific Rail
Corporation, a Delaware corporation (the "Company"). On behalf of the parties to the Merger Agreement, the under-signed are entering into this letter agreement which sets forth certain clarifications to the Merger Agreement in order to correct certain typographical errors, delete surplus verbiage and clarify certain other matters.
Capitalized terms that are defined in the Merger Agree-ment and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agree-ment. The parties agree that the Merger Agreement shall be conformed to reflect the following clarifications:

        1.   Section 5.1(d) of the Merger Agreement.
The parties understand and agree that (a) Section 5.1(d) of the Merger Agreement inadvertently contains a refer-ence to "(B)" in clause (ii) thereof and that such refer-ence to "(B)" shall be deemed to be deleted; (b) a semi-colon was inadvertently omitted immediately before clause
(ii) of Section 5.1(d) and shall be deemed to be insert-ed; (c) a comma was inadvertently omitted after the phrase "employee benefit plan" in clause (ii) of Section
5.1(d) and shall be deemed to be inserted therein; and
(d) the period which was inadvertently inserted at the end of Section 5.1(d) shall be deemed to be deleted and a semicolon shall be deemed to be inserted in lieu thereof.

        2. Section 5.4 of the Merger Agreement. The parties wish to clarify that the reference in Section 5.4 of the Merger Agreement to the 17.25% of the shares of capital stock of Spinco for which Parent intends to effect an initial public offering shall be calculated after giving effect to the issuance of shares in such initial public offering and to the shares to be issued to employees or reserved for issuance with respect to em-ployee options.

        3.   Section 5.6(d) of the Merger Agreement.
The parties wish to clarify that the paragraph beginning
"First Payment:" in Section 5.6(d) of the Merger Agree-


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ment, which discusses the payment of the MCP Awards,
inadvertently contains two references to "December 25, 1995." Such references to "December 25, 1995" are hereby deemed to be deleted and "December 15, 1995" shall be deemed to be inserted in lieu thereof.

        4. Section 5.11 of the Merger Agreement. The parties wish to clarify that Section 5.11 of the Merger
Agreement inadvertently states that Parent shall maintain directors' and officers' insurance in effect for not less than six years after consummation of the Offer; such reference to the "Offer" was intended by the parties to refer to, and shall hereby be deemed to refer to, the "Merger."

        5. Condition to the Merger. Subject to and in reliance upon compliance with the provisions of the proviso of this sentence, the following sentence and
Section 20 of the Clarification of Anschutz Shareholders
Agreement and Anschutz/Spinco Shareholders Agreement being executed concurrently herewith, the parties agree that the condition to the Merger set forth in Section
6.2(d) of the Merger Agreement was not intended by the parties to, and does not, extend to any waiting period pursuant to the HSR Act applicable to the acquisition by the Anschutz Holders of Parent Common Stock pursuant to the Merger; provided, however, that, if all waiting periods applicable under the HSR Act to the acquisition by the Anschutz Holders of Parent Common Stock pursuant to the Merger shall not have expired or been terminated at the time of the Merger, the Anschutz Holders will take appropriate action, and Parent and the Company will coop-erate with Anschutz Holders, to enable the Merger to close without delay and without violation of the HSR Act, including, for example, by entering into an appropriate escrow agreement or other arrangement pending divestiture or completion of HSR Act review. Each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, to cause all applicable waiting periods under the HSR Act to expire or terminate with respect to the acquisition by the Anschutz Holders of Parent Common Stock pursuant to the Merger; provided, however, that none of the parties hereto or their subsidiaries shall be required to take any action that would be materially harmful to their businesses, assets, operations, financial condition or results of operations.

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        IN WITNESS WHEREOF, the parties have caused
this Clarification of Agreement and Plan of Merger to be executed as of August 3, 1995.



                        UNION PACIFIC CORPORATION

                        By /s/ L. White Matthews, III
                           Name: L. White Matthews, III
                           Title:

                        UP ACQUISITION CORPORATION

                        By /s/ Carl W. von Bernuth
                           Name: Carl W. von Bernuth
                           Title:

                        UNION PACIFIC RAILROAD
                         COMPANY

                        By /s/ Carl W. von Bernuth
                           Name: Carl W. von Bernuth
                           Title:


                        SOUTHERN PACIFIC RAIL
                          CORPORATION

                        By /s/ Cannon Y. Harvey
                           Name: Cannon Y. Harvey
                           Title: Executive Vice President

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